Exhibit 99.1
ASSOCIATED MATERIALS, LLC ANNOUNCES
COMPLETION OF ISSUANCE OF NOTES
AND EXCHANGE OF NOTES OF AMH HOLDINGS II, INC.
CUYAHOGA FALLS, Ohio, June 26, 2009/PRNewswire/ — Associated Materials, LLC (“Associated”) announced today that it has completed its previously announced issuance of $20.0 million of its 15% Senior Subordinated Notes due 2012 (the “New Associated Notes”) in a private placement. Additionally, Associated announced that AMH Holdings II, Inc. (“AMH II”), an indirect parent company of Associated, has completed its previously announced notes exchange, pursuant to which it paid $20.0 million in cash and issued $13.066 million original principal amount of its 20% Senior Notes due 2014 (the “New AMH II Notes”) in exchange for all of its outstanding 13.625% Senior Notes due 2014.
The New Associated Notes mature on July 15, 2012 and are unsecured senior subordinated obligations of Associated. The New Associated Notes rank pari passu with Associated’s existing 9 3/4% Senior Subordinated Notes due 2012 (the “9 3/4% Notes”) and are subordinated in right of payment to all unsubordinated indebtedness of Associated. Certain of Associated’s subsidiaries have guaranteed Associated’s obligations under the New Associated Notes. Net proceeds of approximately $18 million from the sale of the New Associated Notes, net of funding fees and other transaction expenses, were used to repay indebtedness under Associated’s revolving credit facility. The New AMH II Notes mature on December 1, 2014 and are senior unsecured obligations of AMH II. Interest accruing on the New AMH II Notes is payable at maturity.
The New Associated Notes and the New AMH II Notes were offered in the United States in transactions exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). Neither the New Associated Notes nor the New AMH II Notes have been registered under the Securities Act and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act.
AMH II and its direct and indirect subsidiaries (including Associated and AMH Holdings, LLC (“AMH”)) expect to continue exploring ways to optimize their capital structure, which could include various liability management transactions and/or the refinancing of certain debt securities in fiscal 2009 and thereafter.
This press release does not constitute an offer to sell nor a solicitation of any offer to buy any security, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.
This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Associated and AMH that are based on the beliefs of Associated’s and AMH’s management. When used in this press release, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties. Such statements reflect the current views of Associated’s and AMH’s management. The following factors, and others which are discussed in Associated’s and AMH’s filings with the Securities and Exchange Commission, are among those that may cause actual results to differ materially from the forward-looking statements: changes in the home building industry, general economic conditions, interest rates, foreign currency exchange rates, changes in the availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, changes in raw material costs and availability, market acceptance of price increases, changes in national and regional trends in new housing starts, changes in weather conditions, the Company’s ability to comply with certain financial covenants in loan documents governing its indebtedness, increases in levels of competition within its market, availability of alternative building products, increases in its level of indebtedness, increases in costs of environmental compliance, increase in capital expenditure requirements, potential conflict between Alside and Gentek distribution channels, achievement of anticipated synergies and operational efficiencies from the acquisition of Gentek and shifts in market demand. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.